Exhibit 99.2

                            HOLLYWOOD SOFTWARE, INC.
                                  BALANCE SHEET



                                                                   September 30,
                                                                       2003
                                                                   -----------

Assets

Current assets
  Cash and cash equivalents                                      $    335,711
  Accounts receivable, net of allowance for doubtful
   accounts of $5,325                                                 276,055
  Prepaids and other current assets                                    14,098
                                                                   ----------

Total current assets                                                  625,864

Property and equipment, net (Note 3)                                   27,778

Capitalized software costs, net (Note 3)                              453,655
                                                                   ----------

Total assets                                                     $  1,107,297
                                                                   ==========

Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses (Note 3)                 $    116,618
  Current portion of notes payable (Note 4)                             2,083
  Due to shareholder (Note 5)                                          50,000
  Deferred taxes (Note 6)                                              52,800
  Deferred revenue (Note 3)                                           470,280
                                                                   ----------

Total current liabilities                                             691,781
                                                                   ----------

Total liabilities                                                     691,781
                                                                   ----------

Commitments and contingencies

Stockholders' equity
  Common stock, no par value, 50,000,000 shares
   authorized, 10,000,000 shares issued and
   outstanding as of September 30, 2003                                20,000
  Retained earnings                                                   395,516
                                                                   ----------

Total stockholders' equity                                            415,516
                                                                   ----------

Total liabilities and stockholders' equity                       $  1,107,297
                                                                   ==========

See accompanying notes to financial statements.

                            HOLLYWOOD SOFTWARE, INC.
                            STATEMENTS OF OPERATIONS


                                  Three Months Ended         Six Months Ended
                                    September 30,             September 30,
                                -----------------------    ---------------------
                                  2002         2003          2002        2003
                                ---------   -----------    ---------   ---------

Revenues
  License fees                $  173,935  $    204,106   $  375,099  $  299,198
  Maintenance fees               128,514       107,618      255,152     213,282
  Development fees                55,000       138,223      126,855     192,975
  Consulting fees                217,626        83,915      400,274     122,904
                                ---------   -----------    ---------   ---------

Total revenues                   575,075       533,862     1,157,380    828,359
                                ---------   -----------    ---------   ---------

Costs and operating expenses
  Costs of revenues               91,250        49,787      165,155      49,284
  Research and development        53,225        66,014      109,550     213,539
  General and administrative     251,765       344,470      557,950     604,806
                                ---------   -----------    ---------   ---------

Total costs and operating
expenses                         396,240       460,271      832,655     867,629
                                ---------   -----------    ---------   ---------

Income (loss) from
operations                       178,835        73,591      324,725     (39,270)

Interest expense                    (320)          (72)        (760)       (202)

Other income                         433             7          691         865
                                ---------   -----------    ---------   ---------

Income (loss) before income
taxes                            178,948        73,526      324,656     (38,607)

Provision (benefit) for
income taxes                      52,107         1,053       94,363      (8,947)
                                ---------   -----------    ---------   ---------

Net income (loss)             $  126,841  $     72,473   $  230,293  $  (29,660)
                                =========   ===========    =========   =========

Earning (loss) per share (Note 2):
  Basic                       $     0.01  $       0.01   $     0.02 $     (0.00)
                                =========   ===========    =========   =========

  Diluted                     $     0.01  $       0.01   $     0.02  $    (0.00)
                                =========   ===========    =========   =========

Weighted average number of
shares
  (Note 2):
  Basic                       10,000,000    10,000,000   10,000,000  10,000,000
                              ==========    ==========   ==========  ==========

  Diluted                     10,293,167    10,000,000   10,293,167  10,000,000
                              ==========    ==========   ==========  ==========

See accompanying notes to financial statements.

                            HOLLYWOOD SOFTWARE, INC.
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                Common     Retained    Total
                                                 Stock     Earnings
                                                --------   --------    -------

Balance, March 31, 2003                       $  20,000  $ 425,176   $ 445,176

Net loss                                              -    (29,660 )   (29,660)
                                                --------   --------    -------

Balance, September 30, 2003                   $  20,000  $ 395,516   $ 415,516
                                                ========   ========    =======
See accompanying notes to financial statements

                            HOLLYWOOD SOFTWARE, INC.
                            STATEMENTS OF CASH FLOWS


                                                  Three Months Ended    Six Months Ended
                                                    September 30,         September 30,
                                                  ------------------- --------------------
                                                    2002       2003       2002       2003
                                                  --------  --------- ---------- ----------
Cash flows from operating activities
  Net income (loss)                               $126,841  $ 72,473  $ 230,293  $ (29,660)
  Adjustments to reconcile net income (loss)
    to cash provided by operating activities:
      Depreciation                                   6,767     6,400     13,534     13,400
      Amortization of software development costs    48,463    36,191     97,820     79,673
   Deferred taxes                                   52,107    11,500     94,363      1,500
   Changes in operating assets and liabilities:
     Accounts receivable                           (43,902)    2,322   (253,135)    56,267
     Prepaids and other current assets               5,764    (4,613)     7,598     (4,588)
     Accounts payable and accrued liabilities       18,881    40,294     33,388     37,427
     Deferred revenue                             (124,498)   (7,927)  (206,758)   (59,844)
                                                  ---------   ------- ----------  ---------

Net cash provided by operating
activities                                          90,423   156,640     17,103     94,175
                                                   -------   --------    -------   -------

Cash flows from investing activities
 Purchases of property and equipment
 Capitalized software development costs                  -         -     (8,738)   (10,500)

                                                   (80,208)  (54,011)  (164,882)   (54,011)
                                                   --------  --------  ---------  --------

Net cash used in investing activities              (80,208)  (54,011)  (173,620)   (64,511)
                                                   --------  --------  ---------  --------

Cash flows from financing activities
  Repayment of notes payable                        (3,125)   (3,125)    (6,250)    (6,250)
  Loans from shareholders                                -    50,000          -     50,000
                                                    -------   -------   --------   -------

Net cash provided by (used in)
financing activities                                (3,125)   46,875     (6,250)    43,750
                                                    -------   -------    -------   ------


Net increase (decrease) in
cash and cash equivalents                            7,090   149,504   (162,767)    73,414

Cash and cash equivalents, beginning
of period                                           65,338   186,207    235,195    262,297
                                                    -------  -------    --------  ---------

Cash and cash equivalents, end of
period                                            $ 72,428  $335,711   $ 72,428  $ 335,711
                                                  ========= =========  ========= ==========
                                                  ========= =========  ========= ==========

Supplemental cash flow disclosures
 Cash paid during the three-months ended for:
    Interest paid                                 $    319  $      72  $    760  $     203
    Taxes paid                                           -   (10,447)         -    (10,447)
                                                  ========= =========  ========= ==========

See accompanying notes to financial statements

                            HOLLYWOOD SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1 - COMPANY ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Hollywood Software, Inc. (the "Company") was incorporated in California in October 1997. The Company is a leading provider of proprietary enterprise software and consulting services for distributors and exhibitors of filmed entertainment in the United States and Canada. Its software applications manage the planning, booking, scheduling, revenue sharing, cash flow, and reporting associated with the distribution and exhibition of theatrical films. Services include strategic and technical consulting, systems implementation and training.

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements. In the opinion of management, all adjustments and normal recurring accruals considered necessary for a fair presentation have been included. Operating results for the three and six months ended September 30, 2003 are not necessarily indicative of the results that may be expected for the year ending March 31, 2004. The interim financial statements and notes thereto should be read in conjunction with the Company's audited financial statements and notes thereto for the year ended March 31, 2003.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


CASH AND CASH EQUIVALENTS

The Company considers all liquid assets with an initial maturity date that is less than three months from the date of purchase to be cash equivalents.


CONCENTRATIONS OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents, to the extent they exceed federal depository insurance limits, and accounts receivable. The Company places its cash with high credit quality financial institutions. As of September 30, 2003 uninsured cash balances aggregated $235,711.

The Company customer base primarily includes film distributors and theatre owners through the United States and Canada. Allowances for doubtful accounts are recorded for estimated losses resulting from the inability of customers to make required payments. The amount of the reserves is based on historical experience and the Company's analysis of the accounts receivable balances outstanding. For the three and six months ended September 30, 2002, four customers accounted for 10%, 16%, 17% and 33%, and 10%, 11%, 18% and 32% of revenues, respectively, and three customers accounted for 46%, 16%, and 13% of accounts receivable at September 30, 2002. For the three and six months ended September 30, 2003, two customers accounted for 20% and 37%, and three customers accounted for 10%, 13% and 37% of revenues, respectively, and three customers accounted for 54%, 14% and 12% of accounts receivable at September 30, 2002.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the double-declining balance method over the useful lives of the respective assets as follows:

                                                  Useful Lives
                                                ------------------

               Computer software                        3
               Computer equipment                       5
               Furniture and fixtures                   7
                                                  Lease term or
               Leasehold improvements              useful life

Leasehold improvements are depreciated over the shorter of the lease term or the estimated useful life of the improvement. Maintenance and repair costs are charged to expense as incurred.

Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of

The Company reviews the recoverability of its long-lived assets on a periodic basis in order to identify business conditions which may indicate a possible impairment. The assessment for potential impairment is based primarily on the Company's ability to recover the carrying value of its long-lived assets from expected future undiscounted cash flows. If the total expected future undiscounted cash flows are less than the carrying amount of the assets, a loss is recognized for the difference between the fair value (computed based upon the expected future discounted cash flows) and the carrying value of the assets. No impairment was recorded during the three and six months ended September 30, 2002 and 2003.

CAPITALIZED SOFTWARE COSTS

The Company has adopted SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Software development costs that are incurred subsequent to establishing technological feasibility are capitalized. Amounts capitalized as software development costs are generally amortized on a straight-line basis over five years. The company reviews capitalized software costs for impairment on an annual basis. To the extent that the carrying amount exceeds the estimated net realizable value of the capitalized software cost, an impairment charge is recorded. No impairment was recorded during the three and six months ended September 30, 2002 and 2003.

Amortization of capitalized software development costs, included in costs of revenues, amounted to $48,463 and $36,191 for the three months ended September 30, 2002 and 2003, respectively, and $97,820 and $79,674 for the six months ended September 30, 2002 and 2003, respectively.

REVENUE RECOGNITION

The Company accounts for software revenue recognition in accordance with Statement of Position 97-2, "Software Revenue Recognition." The Company's revenues are generated from the following primary sources: i) software licensing, including customer licenses and ASP service agreements, ii) software maintenance contracts, iii) professional consulting services, which includes systems implementation, training, custom software development services and other professional services.

Software licensing revenue is recognized when the following criteria are met: a) persuasive evidence of an arrangement exists, b) delivery has occurred and no significant obligations remain, c) the fee is fixed or determinable and d) collectivity is determined to be probable. Significant upfront fees are received in addition to periodic amounts upon achievement of contractual milestones for licensing of the Company's products. Such amounts are deferred until the revenue recognition criteria has been met, which typically occurs after delivery and acceptance.

For arrangements with multiple elements (e.g. delivered and undelivered products, maintenance and other services), the Company separately negotiates each element of the arrangement based on the fair value of the elements. The fair values for ongoing maintenance and support obligations are based upon separate sales of renewals to customers or upon substantive renewal rates quoted in the agreements. The fair values for services, such as training or consulting, are based upon hourly billing rates of these services when sold separately to other customers.

Customers not wishing to license and operate the Company's software themselves may use the software through an Application Service Provider ("ASP") arrangement, in which the Company hosts the application and provides customer access via the internet. Annual minimum ASP service fees are recognized ratably over the contract term. Overage revenues for usage in excess of stated minimums are recognized monthly.

Maintenance services and website subscription fees are recognized ratably over the contract term. Professional consulting services, sales of third party products and resale hardware revenues are recognized as services are provided. Software development revenues are recognized when delivery has occurred and no significant obligations remain.

Deferred revenue is recorded when i) a portion or the entire contract amount cannot be recognized as revenue due to non-delivery or acceptance of licensed software or custom programming, ii) incomplete implementation of ASP service arrangements, or iii) unexpired pro-rata periods of maintenance, minimum ASP service fees or website subscription fees. As license fees, maintenance fees, minimum ASP service fees and website subscription fees are often paid in advance, a portion of this revenue is deferred until the contract ends. Such amounts are included in the Company's balance sheet under the caption "Deferred Revenue," and are recognized as revenue in accordance with the Company's revenue recognition policies described above.

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Deferred tax assets and liabilities are determined based upon the temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates expected to be in effect in the year in which the temporary differences are expected to reverse. A valuation allowance is established when it is more likely than not that some portion, or all, of the deferred tax asset will not be realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. Research and development costs amounted to $53,225 and $66,014 for the three months ended September 30, 2002 and 2003, respectively, and $109,550 and $213,539 for the six months ended September 30, 2002 and 2003, respectively.

ADVERTISING EXPENSES

Advertising costs are expensed as incurred. Advertising costs totaled $0 and $3,408 for the three months ended September 30, 2002 and 2003, respectively, and $282 and $3,433 for the six months ended September 30, 2002 and 2003, respectively.


Employee Stock Compensation

The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Under the intrinsic value method, the Company recognizes compensation expense on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Company recorded no stock based employee compensation cost for the three and six months ended September 30, 2002 and 2003.

The Company has adopted the disclosure standards of SFAS No. 123, "Accounting for Stock-Based Compensation", which requires the Company to provide pro forma net income disclosures for employee stock option grants made as if the fair-value-based method of accounting for stock options as defined in SFAS 123 had been applied. The following table illustrates the effect on net income
(loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock based employee compensation for the three and six months ended September 30, 2002 and 2003:

                                       Three Months Ended    Six Months Ended
                                         September 30,        September 30,
                                       -------------------   -----------------
                                        2002        2003      2002      2003
                                       --------    -------   -------   -------

Net income (loss), as reported       $ 126,841   $ 72,473  $ 230,293  $ (29,660)
Additional stock-based employee
compensation expense determined
under the fair value based method,
net of income tax benefits              (6,413)    (6,413)   (12,827)   (12,827)
                                       --------    -------   -------   --------

Pro forma net income (loss)          $ 120,428   $ 66,060    217,466    (42,487)
                                       ========    =======   ========  ========

Income (loss) per share:
  As reported:
    Basic                            $    0.01   $    0.01  $   0.02  $   (0.00)
                                       =======      ======   =======   ========

    Diluted                          $    0.01   $    0.01  $   0.02  $   (0.00)
                                       =======      ======   =======   ========

  Pro forma:
    Basic                            $    0.01   $    0.01  $   0.02  $   (0.00)
                                       =======      ======   =======   ========

    Diluted                          $    0.01   $    0.01  $   0.02  $   (0.00)
                                       =======      ======   =======   ========

Earnings (Loss) Per Share

The Company accounts for earnings per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share is computed based on the same shares plus the potential shares issuable upon assumed exercise of outstanding stock options or other security contracts, but does not include the impact of dilutive securities that would be anti-dilutive.

The following  table sets forth the  computation  of basic and diluted  earnings
(loss) per share:

                                        Three Months Ended      Six Months Ended
                                           September 30,           September 30,
                                      ---------------------   ---------------------
                                         2002        2003       2002        2003
                                      ---------   ---------   ---------   ---------
Numerator:
  Net income (loss) available to
    common shareholders              $   126,841  $    72,473 $   230,293 $   (29,660)
                                         -------       ------     -------     --------

Denominator:
  Basic earnings per share -
    weighted average shares           10,000,000   10,000,000  10,000,000  10,000,000

  Effect of dilutive securities:
    Stock options                        293,167            -     293,167           -
                                      ----------   ----------  ----------  ----------

Denominator for diluted earnings
  per share - weighted average
  shares                              10,293,167   10,000,000  10,293,167  10,000,000
                                      ----------  -----------  ----------  ----------

Earnings (loss) per share:
    Basic                            $      0.01  $      0.01 $      0.02 $     (0.00)
                                     ===========  =========== =========== ===========

    Diluted                          $      0.01  $      0.01 $      0.02 $     (0.00)
                                     ===========  =========== =========== ===========

For the three and six months ended September 30, 2002 and 2003, total stock options of 2,090,000 were not included in the computation of diluted income
(loss) per share because their effect was anti-dilutive.

Recent Accounting Pronouncements

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement of Financial Accounting Standards No. 133. SFAS No. 149 clarifies under what circumstances a contract with an initial net investment meets the characteristic of a derivative as discussed in SFAS No. 133. In addition, it clarifies when a derivative contains a financing component that warrants special reporting in the statement of cash flows. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003, except as specifically noted in SFAS No. 149. SFAS No. 149 should be applied prospectively. At this time, the adoption of SFAS No. 149 is not expected to materially impact the Company's financial condition or results of operations.

In May 2003, the FASB Issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of nonpublic entities. For nonpublic entities, mandatorily redeemable financial instruments are subject to the provisions of SFAS No. 150 for the first fiscal period beginning after December 15, 2003. As of September 30, 2003, the Company did not have any mandatorily redeemable financial instruments or related financial instruments to be accounted for under SFAS No. 150.

NOTE 3 - BALANCE SHEET COMPONENTS

PROPERTY AND EQUIPMENT

Property and equipment consisted of the following as of September 30, 2003:

                                                                  September 30,
                                                                      2003
                                                                   -----------

Furniture and fixtures                                           $      9,426
Computer equipment                                                    133,056
Computer software                                                      21,881
Office furniture                                                       10,792
                                                                  ------------

                                                                      175,155
Less:  Accumulated depreciation                                     (147,377)
                                                                  ------------

Total property and equipment, net                               $      27,778
                                                                  ============

Computer equipment consists primarily of costs incurred for computers, servers and backup battery devices used in the Company's operations. Depreciation expense for the three months ended September 30, 2002 and 2003 was $6,767 and $6,400, respectively. Depreciation expense for the six months ended September 30, 2002 and 2003 was $13,534 and $13,400, respectively.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

The Company capitalizes the cost of software development in accordance with SFAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Capitalized software development costs consisted of the following as of September 30, 2003:


                                                                  September 30,
                                                                      2003
                                                                   -----------

Development costs                                                $    988,198
Less:  Accumulated amortization                                      (534,543)
                                                                  ------------

Unamortized development costs, net                              $     453,655
                                                                  ============

Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consisted of the following as of September 30, 2003:

                                                              September 30, 2003
                                                              ------------------

Accounts payable                                                 $     54,022
Accrued compensation and benefits                                      44,656
Other accrued liabilities                                              17,940
                                                              ------------------

Total accounts payable and accrued expenses                     $     116,618
                                                              ==================

Accrued compensation and benefits primarily relate to accrued employee vacation costs. Other accrued liabilities relate to general business obligations incurred prior to the balance sheet date, which were paid in subsequent reporting periods.


Deferred Revenues

Deferred revenues consisted of the following as of September 30, 2003:

                                                              September 30, 2003
                                                              ------------------

ASP service fees                                                $    304,299
Maintenance fees                                                     109,510
Web site subscription fees                                            20,088
Development fees                                                      36,383
                                                              ------------------

Total                                                           $    470,280
                                                              ==================

Deferred revenues represent amounts collected from customers prior to satisfying the Company's revenue recognition criteria.

NOTE 4 - LINE OF CREDIT AND NOTES PAYABLE

In November 2001, the Company entered into a $200,000 line of credit from Wells Fargo Bank for general corporate purposes. The credit line bears interest at 7.50% per annum. The Company has not borrowed any funds, nor incurred any interest charges under the credit line. The line of credit expires in November 2003.

In November 2001, the Company incurred a $25,000 term loan from Wells Fargo Bank for the purchase of a battery backup system to mitigate risks from rolling blackouts due to an energy crisis in California. In addition to receivables and other assets of the Company, two shareholders pledged certain personal assets as collateral for the loan. The Company makes monthly payments of principal and interest on the loan, which is scheduled to expire in November 2003. The term loan bears interest at 8.25% per annum.

A summary of Notes Payable is as follows:

                                                              September 30, 2003
                                                              ------------------

Notes payable                                                   $     52,083
Less:  Current portion                                               (52,083)
                                                              ------------------

Notes payable, less current portion                             $          -
                                                              ==================

NOTE 5 - DUE TO SHAREHOLDER

In August 2003, the Company incurred a $50,000 loan from a shareholder as an advance for future legal fees. The loan is non-interest bearing and due on demand. The loan was repaid in October 2003.

NOTE 6 - INCOME TAXES

Provision (benefit) for income taxes consists of the following:

                                   Three Months Ended      Six Months Ended
                                     September 30,           September 30,
                                  ---------------------    ------------------
                                    2002        2003        2002       2003
                                  ---------   ---------    --------   -------

 Current:

  Federal                       $        -  $  (10,447)    $     -  $ (10,447)
  State                                  -           -           -         -

 Deferred:
  Federal                           39,155           -      70,847         -
  State                             12,952      11,500      23,516     1,500
                                  ---------   ---------    --------   -------


                                $   52,107 $     1,053 $    94,363 $  (8,947)
                                  =========   =========    ========   =======

Net deferred tax liabilities consist of the following as of September 30, 2003:

                                                              September 30, 2003
                                                              ------------------
Deferred tax assets:
   Net operating loss carryforwards                             $      8,000
   Deferred revenues                                                 187,300
   Accounts payable and accruals                                      46,500
                                                              ------------------

Total deferred tax assets                                            241,800
                                                              ------------------

Deferred tax liabilities:
   Accounts receivable                                              (110,000)
   Capitalized software costs                                       (180,700)
   Depreciation                                                       (3,900)
                                                              ------------------

Total deferred tax liabilities                                      (294,600)
                                                              ------------------

Net deferred tax liability                                      $    (52,800)
                                                              ==================

NOTE 7 - STOCKHOLDER'S EQUITY

STOCK DIVIDEND

On November 7, 2000 the Board of Directors declared a 1,000:1 stock dividend and increased the common shares authorized from 50,000 to 50,000,000 and issued and outstanding from 10,000 shares to 10,000,000 shares. All stock related data in the financial statements reflect the stock dividend for all periods presented. The amendment to the Company's articles of incorporation was filed with the State of California on July 31, 2003.


Stock Option Plan

In December 2000, the Company adopted the 2000 Stock Option Plan (the "Plan") under which non-qualified stock options may be granted to employees, outside directors and consultants. The purpose of the Plan is to enable the Company to attract, retain and motivate employees, directors, advisors and consultants. The Company has reserved a total of 5,000,000 shares of the Company's common stock for issuance upon the exercise of options granted in accordance with the Plan.


Options granted under the Plan expire in 10 years following the date of grant (5 years for stockholders who own greater than 10% of outstanding stock) and are subject to limitation on transfer. The Plan is administered by the Board of Directors.

The Plan provides for granting of incentive stock options at not less than 100% of the fair market value of the underlying stock at the grant date. Option grants under the Plan are subject to various vesting provisions, all of which are contingent upon the continuous service of the optionee. Options granted to stockholders who own greater than 10% of the outstanding stock must be issued at prices not less than 100% of the fair market value of the stock on the date of grant as determined by the Company's Board of Directors. Upon a change in control of the Company, all shares granted under the Plan shall immediately vest.

The following table summarizes the activity of the Plan:

                                                        Options    Weighted
                                              Shares    Granted    Average
                                            Available   -Number    Exercise
                                              for       of         Price
                                              Grant     Shares     Per Share
                                            ----------- ---------  ----------

Balances, March 31, 2003                      2,910,000 2,090,000  $      .64

Options granted                                       -         -           -
Options forfeited                                     -         -           -
                                            ----------- ---------  ----------

Balances, September 30, 2003                  2,910,000 2,090,000  $      .64
                                            =========== =========  ==========

The following summarizes stock options outstanding as of September 30, 2003:

                                                                 Options
                               Options Outstanding             Exercisable
                ------------------------------------------ --------------------
                                               Weighted                Weighted
                               Weighted         Average                 Average
Exercise                       Average         Exercise      Shares    Exercise
Prices            Shares     Life (Years)        Price     Exercisable   Price
-------------   ---------    -------------   ------------- ----------- --------

   $  .25        150,000         7.2              $  .25      93,750   $ .25
   $  .40        605,000         7.2              $  .40     378,125   $ .40
   $  .50         24,000         7.7              $  .50       9,000   $ .50
   $  .60        561,000         7.2              $  .60     350,625   $ .60
   $  .75        150,000         7.6              $  .75      56,250   $ .75
    $1.00        600,000         7.9              $ 1.00     212,500   $1.00
                ---------    -------------    ------------ ----------- --------
                ---------    -------------    ------------ ----------- --------

                2,090,000        7.5              $  .64   1,100,250   $ .59
                =========    =============    ============ =========== ========

NOTE 8 - COMMITMENTS AND CONTINGENCIES

LEASES

As of September 30, 2003, the Company leases its development and Corporate offices under non-cancelable operating lease agreements, which expire at various dates through August 2005. The lease agreements provide for base rental rates, which increase at defined intervals during the term of the lease. The Company does not account for increasing base rentals using a straight-line method over the lease term as the differences between the straight-line method and cash payment is not material.

The Company's rental expense for operating leases was $15,646 and $14,930 for the three months ended September 30, 2002 and 2003, respectively, and $37,726 and $29,698 for the six months ended September 30, 2002 and 2003, respectively. Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more consist of the following at September 30, 2003:

YEARS ENDING MARCH 31,                                               AMOUNT

  2004 (six-months)                                              $   22,074
  2005                                                               28,804
  2006                                                               10,826
                                                                  -----------
                                                                  -----------

                                                                 $   61,704
                                                                  ===========


Employee Benefit Plans

As of September 30, 2003, the Company's employees are covered by a profit sharing plan qualified under IRS section 401. The plan provides for the Company to make discretionary profit contributions on behalf of eligible employees. The Company made no contributions for the three and six months ended September 2002 and 2003.

NOTE 9 - RELATED PARTY TRANSACTIONS

As of September 30, 2003, the Company leases office space from a company controlled by the Company's CEO. Office rental rates approximate market value for the size, type and office location. Rents paid under this lease totaled
$7,938 and $7,938 for the three months ended September 30, 2002 and 2003, respectively, and $15,585 and $15,876 for the six months ended September 30, 2002 and 2003, respectively.

From time to time, the Company uses an outside contractor related to the Company's president. Rates paid for work provided are consistent with comparable contractors. Fees paid during the three months ended September 30, 2002 and 2003 amounted to $5,018 and $4,550, respectively. Fees paid during the six months ended September 30, 2002 and 2003 amounted to $5,018 and $6,036, respectively.

NOTE 10 -- SUBSEQUENT EVENT

On July 17, 2003, the shareholders of the Company entered into an agreement to sell all of the outstanding common stock to Access Integrated Technologies, Inc. ("Access"). On November 3, 2003, the shareholders entered into an amended stock purchase agreement with Access. The agreement was amended to provide for the payment of the purchase price in the form of a note payable. Access executed the note payable and purchased all of the outstanding common stock of the Company effective November 3, 2003.